UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 27, 2023

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 27, 2023, iPower Inc. (the “Company”) received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the minimum bid price requirement of $1.00 per share under the Nasdaq Listing Rule 5550(a)(2) and Nasdaq has closed the matter.

On June 29, 2023, the Company issued a press release titled “iPower Inc. Meets Nasdaq Bid Price Compliance.”

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 29, 2023.
104	Cover Page Interactive Data File (formatted in inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2023

iPower Inc.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

3